Exhibit 99.1

Callaway Golf Company Releases Preliminary Second Quarter 2009 Results

CARLSBAD, Calif.--(BUSINESS WIRE)--July 16, 2009--Callaway Golf Company (NYSE:ELY) today announced its preliminary financial results for the second quarter of 2009 as follows:

  Net sales are estimated to be $302 million, a decrease of 17% as compared to net sales of $366 million for the second quarter of 2008. Changes in foreign currency exchange rates adversely affected net sales by approximately $19 million. On a currency neutral basis (i.e. translating the Company’s second quarter 2009 net sales at second quarter 2008 exchange rates), estimated net sales would have been $321 million, a decrease of 12% compared to the second quarter of 2008.
  Gross profit is estimated to be $110 million, or 36% of net sales, compared to gross profit of $171 million or 47% of net sales for the second quarter of 2008.
  Operating expenses for the quarter are estimated to be $100 million, compared to $111 million for the second quarter of 2008.
  Earnings per diluted share are estimated to be approximately $0.10 (on 66.8 million shares) as compared to $0.58 (on 63.9 million shares) for the second quarter of 2008. The second quarter of 2009 includes after-tax charges of approximately $0.02 per share related to the Company’s gross margin improvement initiatives while the second quarter of 2008 included charges of $0.05 per share for such initiatives. Dilution related to the preferred stock offering adversely affected earnings for the second quarter of 2009 by approximately $0.01 per share.

“Consumer spending is recovering more slowly than we had anticipated and market conditions remained soft in the second quarter of 2009 in both the United States and internationally,” commented George Fellows, President and CEO of Callaway Golf. “Despite this challenging environment, we were able to outperform the market and gain market share in almost all categories, which is a testament to the strength of our brands and our products. We also reduced our operating expenses in the second quarter by approximately 10% and we raised $140 million through a preferred stock offering,” added Mr. Fellows. “The additional capital allowed us to remain in compliance with our credit facility and will provide us with the operational and financial flexibility to manage our business through 2010.”

Business Update

The Company also reported that macroeconomic factors and an aggressive promotional environment in many of the Company’s key markets will continue to have a negative impact on the Company’s sales and gross margins for the remainder of 2009 and the Company therefore no longer expects that earnings for the second half of the year will be higher than last year. The Company currently estimates that sales will be down approximately 15% to 17% for the year due to these conditions, as well as an anticipated further contraction in retail inventory levels as the year progresses. It is also estimated that full year gross margins will be in the range of 38% to 40%, as compared to the previous estimate of 40% to 42%, and that this decline will be partially offset by improvements in operating expenses. The Company currently estimates that full year operating expenses will be approximately $370 to $380 million, as compared to its prior estimate of $375 to $390 million, and as compared to $403 million in 2008. This estimate includes increased expenses in 2009 resulting from additional investments in the Company’s business, including the Company’s uPro acquisition, costs related to the previously announced reduction in force, and international expansion. Dilution from the preferred equity offering is estimated to be $0.09 for the year.

“While we are disappointed with the pace of the economic recovery, we believe that the current conditions are temporary and we remain optimistic about the Company’s prospects and the golf industry over the long-term,” emphasized Mr. Fellows. “Underlying our optimism is the fact that rounds played in the United States are up for the year reflecting consumer interest in the golf category. We also continue to gain market share, reduce operating expenses, and realize savings from our gross margin initiatives, and we have a strong balance sheet and ample liquidity. These factors, together with the strength of our brand and expansive global presence will allow us to take advantage of opportunities as the economy and golf industry continue to recover.”

Conference Call

The Company will release actual second quarter financial results on July 29, 2009. A conference call and webcast will also take place at that time.

Disclaimer: Investors should be aware that the Company has not yet finalized its results for the second quarter of 2009 and that the Company’s “preliminary” estimates of second quarter net sales, gross profit, operating expenses, and earnings contained in this press release reflect management’s estimates based upon the information available at the time made. These estimates could differ materially from the Company’s actual results if the information on which the estimates are based ultimately proves to be incorrect or incomplete. In addition, statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to future operational and financial flexibility, liquidity, market share gains, and retail inventory levels, as well as estimated future sales, gross margins, operating expenses, and earnings, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These estimates and statements are based upon current information and expectations. Accurately estimating the Company’s reported future financial performance is based upon various unknowns, including future changes in foreign currency rates and consumer acceptance and demand for the Company’s products, as well as future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including continued compliance with the terms of the Company’s credit facility; delays, difficulties or increased costs in the supply of components needed to manufacture the Company’s products, in manufacturing the Company’s products, or in connection with the implementation of the Company’s planned gross margin initiatives or the implementation of future initiatives; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company’s products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see the Company’s Current Report on Form 8-K filed on June 8, 2009 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Foreign Currency Translation: This press release includes information regarding certain aspects of the Company’s financial results for the second quarter of 2009 that estimate the impact of the effect of foreign currency translation on the Company’s 2009 results as compared to the same period in 2008. This impact is derived by taking the Company’s second quarter 2009 local currency results and translating them into U.S. dollars based upon second quarter 2008 foreign currency exchange rates and does not include any other effect of changes in foreign currency rates on the Company’s results.

Regulation G: The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition to the GAAP results, the Company has also provided additional information concerning its results, which include certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release present certain of the Company’s financial results on a “currency neutral basis.” These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information for investors as to the underlying performance of the Company’s business without regard to changes in foreign currency exchange rates. The Company has provided reconciling information in the text of this press release.

About Callaway Golf

Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf®, Odyssey®, Top-Flite®, Ben Hogan® and uPro™ brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com or Shop.CallawayGolf.com

CONTACT:
Callaway Golf Company
Brad Holiday
Eric Struik
Michele Szynal
(760) 931-1771